CONNECTICUT NATURAL GAS CORPORATION

                            DEFERRED COMPENSATION PLAN

                                     ARTICLE I

                                      PURPOSE
                                      -------


        The purpose of the Deferred Compensation Plan (the "Plan") of

   CONNECTICUT NATURAL GAS CORPORATION (the "Company") is to provide incentives to certain employees of the Company who contribute to the profitability of the Company.  This document restates, effective January 1,

   1993, the Plan which was originally adopted effective January 1, 1989.



                                    ARTICLE II

                                    DEFINITIONS
                                    -----------



        Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article II shall have the meanings assigned to them herein, shall include the plural as well as the singular and the masculine gender wherever used shall include the feminine:

       2.1.  "Account" shall mean one and/or both unfunded company memorandum accounts established under this Plan.

       2.2.  "Beneficiary" shall mean the person or persons, including without limitation trustees or the Participant's estate, designated by a

   Participant (on a form provided by and filed with the Committee) to receive payments under the Plan after the death of such Participant.  Such designation may be revoked or changed by the Participant at any time by filing a new form with the Committee. The consent of the Participant's spouse or of any prior beneficiary or any other person shall not be required in order to effect, revoke or change beneficiary designation.  In the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, the Participant's

   Beneficiary shall be his surviving spouse, if any, or if there is no surviving spouse, then the Participant's estate.

       2.3.  "Board of Directors" shall mean the Board of Directors of the

   Company.

       2.4.  "Code" shall mean collectively the Internal Revenue Code of 1986,

   as amended, and the Treasury Regulations issued thereunder.

       2.5.  "Committee" shall mean the Committee appointed pursuant to

   Section 6.1 hereof.

       2.6.  "Company" shall mean Connecticut Natural Gas Corporation.

       2.7.  "Deferral Election" shall mean a Participant's election to defer a portion of his Salary Base as provided in Article IV hereof.

       2.8.  "Effective Date" shall mean January 1, 1989 with respect to the

   Matching Contribution feature of the Plan; and January 1, 1990 with respect to the Deferral Election portion of the Plan.  The effective date of this restatement is January 1, 1993.

       2.9.  "Participant" shall mean any employ of the Company who is eligible to participate in the Plan.

       2.10.  "Plan" shall mean this Deferred Compensation Plan, as amended from time to time.

       2.11.  "Salary Base" shall mean a Participant's salary from the

   Company, inclusive of any elective deferrals of salary made under the

   Savings Plan or any cafeteria plan (under Section 125 of the Code)

   maintained by the Company, and inclusive of any deferrals made under this

   Plan, but excluding bonuses or any other additional compensation.

       2.12  "Savings Plan" shall mean the Connecticut Natural Gas Corporation

   Employee Savings Plan.

                                     ARTICLE III

                                     ELIGIBILITY
                                     -----------



       3.1.  Eligibility.  Eligibility in this Plan shall be restricted to
             -----------

   those employees of the Company who are officers and who are designated by the Board of Directors as being eligible to participate in the Plan, either at the current time or at some future date.

       3.2.  Termination of participation.  The Board of Directors shall have
             ----------------------------

   the authority to remove an employee from participation in the Plan.  In addition, an employee who is otherwise eligible to participate shall cease participation if his employment with the Company is terminated for any reason.

                                     ARTICLE IV

                                 DEFERRAL ELECTIONS
                                 ------------------

        4.1.  (a)  Timing of Deferral Elections: Changes.  Each Participant
                  -------------------------------------

   who is or first becomes eligible to participate as of January 1 of any year

   (commencing with 1990) and who wishes to make the deferral election (the

   "Deferral Election") as set forth in this Article IV shall, no later than the preceding December 31, execute and deliver to the Committee an election form, which form shall be provided by the Committee.  The election shall specify an amount to be deferred, expressed as a whole percentage amount of not less than 1% nor more than 15% of the Participant's Salary Base.

   Except as otherwise provided in this Article IV, the Deferral Election by a

   Participant shall be irrevocable for the year for which it is made, and shall be deemed to apply to any salary increases occurring during that year.  The initial annual Deferral Election shall be made with respect to a

   Participant's Salary Base for the first year for which he is eligible and the following rules shall apply with respect to any such Participant for any subsequent year:

                  (1)  A Participant may elect not to participate in any

         subsequent calendar year, or to change the amount of his Deferral

         Election for any subsequent calendar year within the limits defined in this Article IV.

                  (2)  Any election not to participate in any subsequent

         calendar year or to change the amount of a Deferral Election for a subsequent calendar year must be filed with the Committee by December

         31 of the prior year in order to be effective.  If no effective election to change is made, the prior annual deferral election up to the maximum deferral amount set forth in this Article IV shall continue in effect for such subsequent calendar year.  Any Deferral

         Election for any subsequent calendar year shall also be deemed to apply to any salary increases occurring during that year.

      (b)  Elections Relating to Bonus Awards.  Effective for 1993
           ----------------------------------

   and later years, a Participant may also elect to make a "Bonus Deferral

   Election" no later than the preceding December 31 by executing and delivering an appropriate election form to the Committee, which form shall be provided by the Committee.  The Bonus Deferral Election shall specify the percentage amount of the Participant's bonus award under the Company's

   Annual Executive Incentive Plan to be deferred hereunder, rather than received as cash, and shall be in 5% increments from 0% to 100% of such bonus.  Except as otherwise provided in this Article IV, the Bonus Deferral

   Election by a Participant shall be irrevocable for the year for which it is made.  The initial annual Bonus Deferral Election shall be made with respect to the Participant's bonus award under the Annual Executive

   Incentive Plan for the first year for which he is eligible (or 1993, if later), and the following rules shall apply with respect to any such

   Participant for any subsequent year:


                  (1)  A Participant may elect not to participate in any

         subsequent calendar year, or to change the amount of the Bonus

         Deferral Election for any subsequent calendar year within the limits defined in this Article IV.

                  (2)  Any election not to make a Bonus Deferral Election in any subsequent calendar year or to change the amount of a Bonus

         Deferral Election for a subsequent calendar year must be filed with the Committee by December 31 of the prior year in order to be effective.  If no effective election to change is made, the prior annual Bonus Deferral Election shall continue in effect for the subsequent calendar year.

                  (3)  Any election which is in effect for any calendar year shall apply with respect to the bonus award under the Annual

         Executive Incentive Plan for that year.

   4.2.  Cessation Upon Termination of Employment.  Any deferrals
         ----------------------------------------

   hereunder shall automatically cease upon termination of employment for any reason, and may not thereafter be resumed.

   4.3.  Cessation Upon Hardship Withdrawal.  Any deferrals hereunder
         ----------------------------------

   shall automatically be suspended upon a withdrawal of 401(k) contributions from the Savings Plan as a result of hardship for a period of twelve (12)

   months from the date of the hardship withdrawal.

   4.4.  Crediting of Deferrals and Assumed Interest.
         -------------------------------------------

        (a)  Prior to January 1,  1993.  Amounts deferred under
             ------------------------

   Section 4.1(a) will be assumed to have been deferred as of the last day of each month in which the employee is a participant, based upon one-twelfth (1/12) of his Salary Base for that year. These amounts shall be credited with interest at the end of each year.  The amount of such interest for such year prior to 1993 shall equal the average rate of return upon fixed fund investments under the Savings Plan for that year, rounded up to the nearest one-tenth of one percent.  This rate of return shall be deemed to have been earned on a level basis throughout the year. Interest shall then be compounded as of the end of each calendar quarter, or more frequently in the discretion of the Committee.

           (b)  On or After January 1, 1993.  Amounts deferred under

              ---------------------------

   Section 4.1(a) will be assumed to have been deferred as of the last day of each month in which the employee is a Participant, based upon one-twelfth

   (1/12) of his Salary Base for that year; and amounts deferred under Section

   4.1(b) will be assumed to have been deferred as of the last day of the month in which the cash bonus would have been paid had it been received in cash. These amounts shall be credited with interest at the end of each quarter.  The amount of interest for each quarter on or after 1993,

   including interest on amounts deferred prior to 1993, shall be based upon the yield on 30 year Treasury Bills as of the last business day in that calendar quarter, as published in The Wall Street Journal, rounded to the
                                     -----------------------

   next highest full percentage point, and then prorated to reflect the quarterly period.  Interest shall then be compounded as of the end of each calendar quarter, or more frequently in the discretion of the Committee.

                               ARTICLE V

                         MATCHING CONTRIBUTIONS
                         ----------------------

       5.1.  Purpose.  Any Participant who is employed by the Company
             -------
   on December 31 of a year shall be credited with a deemed matching contribution in accordance with the rules set forth below.  Participants need not participate in the Deferral Election portion of this Plan in order to participate in this part of the Plan.

            (a)  If the Participant's Salary Base (as defined in Section 2.11)

   exceeds the limit on the amount of compensation which may be taken into account under Section 401(a)(17) of the Code, then a deemed matching contribution shall be made equal to the Participant's rate of match under the Savings Plan multiplied by the excess of the Participant's Salary Base over the indexed Section 401(a)(17) limit for that year and without regard to whether the Participant participates in the Savings Plan.

            (b)  If the Participant makes elective deferrals under the Savings

   Plan up to the dollar limit prescribed under Section 402(g) of the Code for the year, then a deemed matching contribution shall be made equal to (1)

   the Participant's rate of match under the Savings Plan multiplied by the

   Participant's Salary Base not in excess of the indexed Section 401(a)(17)

   limit for that year, minus (2) the dollar limit prescribed under Section

   402(g) of the Code for the year.

       5.2.  Timing.  The deemed matching contribution shall be
             ------

   deemed to be made on December 31 of the applicable year and shall be deemed to purchase shares of Company stock at its year-end closing price.

       5.3.  Ledger.  A stock account ledger shall be established for
             ------
   each Participant indicating the amount of Company stock deemed to be credited to his account.

       5.4.  Dividends.  Dividends shall be credited to such shares
             ---------

   as if they were subject to the Connecticut Natural Gas Corporation Dividend

   Reinvestment Plan.

                                     ARTICLE VI

                                    DISTRIBUTION
                                    ------------

       6.1.  Separate Accounts.  As indicated in Articles IV and V,
             -----------------

   account ledgers shall be established reflecting (a) amounts coincide red to have been deferred under Section 4.1 and the earnings thereon ("Account A")

   and (b) shares of Company stock considered to have been purchased under

   Sections 5.2 and 5.4 ("Account B").

       6.2.  Payment Elections.  At the time a Participant first
             -----------------

   becomes eligible to participate, he shall be required to designate a method of payment, which shall be (1) lump sum, (2) annual installments over a 5 year period, or (3) annual installments over a 10 year period.  Benefits shall commence upon retirement or other termination of employment.

       6.3.  Separate Elections for Separate Accounts.  Separate
             ----------------------------------------

   elections may be made with respect to Accounts A and B.

       6.4  Modifications.  Any payment election shall be irrevo-
            -------------

   cable; provided that a Participant may revise any such election, as to future contributions only, by December 31 of the year preceding the year for which such contributions shall be deemed to be made.

       6.5.  Death Benefits.  In the event of a Participant's death
             --------------

   prior to the commencement date for benefits, amounts credited under

   Accounts A and B will be paid out in annual installments over 10 years to the Participant's Beneficiary.  If the Participant dies after benefits have commenced, any remaining annual payments shall thereafter be made to the

   Participant's Beneficiary.

       6.6.  Crediting of Dividends and Interest.  In the event any
           -------------------------------------

    installment payments are being made hereunder, the remaining portions of

   Accounts A and B shall continue to be treated as if invested as provided hereunder.

       6.7.  Amount of Installments Payments.  Any annual install-
             -------------------------------

   ments over a 10 year period shall be paid as follows:  1/10 of the Account in year one, 1/9 in year 2, and so forth; and annual installments over a 5 year period shall be paid as follows:  1/5 of the Account in year one; 1/4 in year 2, and so forth.

       6.8.  Cash Payments.  All payments pursuant to this Plan
             -------------

   shall be paid by the Company, in cash.



                                     ARTICLE VII

                                   ADMINISTRATION
                                   --------------

        7.1.  Appointment of Committee.  Except as otherwise
              ------------------------

   expressly provided herein, the Plan shall be administered by a

   Committee of three (3) persons appointed by the Board of Directors of the

   Company; Provided, however, that in no event
            --------  -------

   shall any member of the Board of Directors who is eligible to participate or who is participating in this Plan participate in any such appointment.

   Vacancies on the Committee shall be filled by the Board of Directors.

       7.2.  Election of Chairman: Quorum; Majority Vote.  The
             -------------------------------------------

   members of the Committee shall elect one of their number as Chairman, and shall appoint a Secretary who may, but need not, be a member of the

   Committee.  The Committee may authorize one or more of their number, or the

   Secretary of the Committee, to execute or deliver any instrument or give any instruction on its behalf.  The majority of the members of the

   Committee at the time in office shall constitute a quorum for the transaction of business.  Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting, by a resolution or written memorandum signed by all of the members then in office.  No member of the Committee who is

   (or was) a Participant shall participate in any Committee deliberations or decisions relating solely to himself.

       7.3.  Duties.  Subject to the provisions of this Plan, the
             ------

   Committee shall have the discretionary authority to operate, interpret and construe this Plan, to make all computations of benefits hereunder and to determine all questions of eligibility, status and rights of Participants and their Beneficiaries hereunder. The Committee may establish rules for the transaction of its business and the administration of the Plan. The

   Committee shall establish a claims procedure under this Plan.  Any deter-

   mination or action of the Committee respecting the administration of this

   Plan shall be final, conclusive and binding on all persons having an interest herein.

                                    ARTICLE VIII

                                   MISCELLANEOUS
                                   -------------

        8.1.  Amendment and Termination.  The Board of Directors of
              -------------------------

   the Company may modify or am  end, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, at any time.

   In no event may any member of the Board of Directors who is eligible to participate or who is participating in this Plan participate in any action described in the preceding sentence.  If the Plan is terminated, the

   Account Balances of all Participants, valued as of the date of termination,

   shall be paid to them as soon as practicable in a lump sum.

       8.2.  Expenses.  All expenses and costs in connection with the
             --------
   operation of the Plan shall be borne by the Company.

       8.3  Taxes. The Company shall have the right to deduct from any payment
            -----
   to be made pursuant to this Plan any Federal, state or local taxes required by law to be withheld.

      8.4.  Applicable Law.  The Plan shall be construed and its provisions
            --------------

   enforced and administered in accordance with the laws of the State of

   Connecticut, except as such laws may be superseded by any Federal law.

       8.5.  No Assignment of Benefits.  No right or interest of any
             -------------------------

   Participant or Beneficiary to benefit payments under the Plan shall be transferable or assignable or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance,

   attachment, garnishment or execution.

       8.6.  No Segregation of Assets.  All payments hereunder shall be paid
             ------------------------

   in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of benefits hereunder.  The Plan and the crediting of

   Accounts hereunder shall not constitute a trust or security device and shall be merely for the purpose of recording an unsecured contractual obligation of the Company.  A Participant shall have no right, title or interest whatever in or to any investments which the Company may make to aid it in meeting its obligations hereunder.  Nothing contained in this

   Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship,

   between the Company, and any Participant or Beneficiary.  To the extent that a Participant or a Beneficiary acquires a right to receive payments hereunder, such right shall be no greater than the right of an unsecured general creditor.

      8.7.  No Contract of Employment.  Nothing contained in the Plan shall be
           -------------------------
   construed as a contract of employment between the Company and any

   Participant, or as a right of any Participant to continue in the employ of the Company or as a limitation of the right of the Company to discharge any

   Participant, with or without cause.

       8.8.  Facility of Payment.  If the Committee determines after receipt
             -------------------

   of evidence satisfactory to it, that any Participant or Beneficiary, as the case may be, to whom a payment is due hereunder is incompetent by reason of physical or mental disability or is a minor, the Committee shall have the power to cause the payments becoming due to such Participant or beneficiary to be made to another for the benefit of the Participant or Beneficiary,

   without responsibility of the Company or the Committee to see to the application of such payment.  Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

       8.9.  Notices  etc. in Writing.  All notices, elections, consents,
             ------------------------

   directions and other communications require or permitted under the Plan must be in writing.

       8.10.  Captions.  The underlined captions in this Plan document are for
              --------

   convenience of reference only and shall not be deemed to define or limit the provisions hereof or affect their construction and application.

   Executed at Hartford, Connecticut this 29th day of December, 1992.



                                 CONNECTICUT NATURAL GAS CORPORATION









                                 By Frank H. Livingston

                                    ---------------------------------

                                    Its